Exhibit 10.1
SECOND AMENDMENT NUMBER 2021-1 TO THE
INVESTMENT ADVISORY, MANAGEMENT AND SUPPORT SERVICES AGREEMENT

This is the Second Amendment, Number 2021-1 (the “Second Amendment”) to the Investment Advisory, Management and Support Services Agreement, entered into as of January 1, 1997, as amended by Amendment 2015-1 (“First Amendment”), between Voya Retirement Insurance and Annuity Company (formerly known as Aetna Life Insurance and Annuity Company) and Voya Investment Management Co. LLC (“Voya IM Co.”) (formerly Aeltus Investment Management, Inc.), a copy of which is attached hereto, together with a complete inventory of Separate Accounts managed thereunder as of the date hereof (“Separate Account Inventory”). The Investment Advisory, Management and Support Services Agreement, First Amendment, and Separate Account Inventory are hereinafter referred to as the “Agreement”. This Second Amendment is dated as of August 14, 2021 (the “Effective Date”). Capitalized terms not defined in this Second Amendment shall have the meaning ascribed to them in the Agreement.

WHEREAS, VRIAC and Voya IM Co. are parties to the Agreement;

WHEREAS, Pursuant to the terms of the Agreement, VRIAC currently engages Voya IM Co. to render investment advisory services and investment management services for group annuity contracts issued by VRIAC (“Stabilizer Contracts”) and the investment portfolios underlying such Stabilizer Contracts are managed by Voya IM Co.; and

WHEREAS, VRIAC and Voya IM Co. desire to enter into this Second Amendment to amend the Agreement with respect to fees payable to Voya IM Co. as hereinafter provided.

NOW, THEREFORE, in consideration of these premises and of the mutual promises set forth herein, and intending to be legally bound hereby, the parties agree as follows:

1.Exhibit A shall be deleted in its entirety and substituted with the Exhibit A (7/14/2021).

2.Exhibit C, Fee Schedule, of the Agreement shall be deleted in its entirety and substituted with the revised Exhibit C, Fee Schedule, attached hereto.

3.Amended Agreement. Except as specifically amended by this Second Amendment, each and every term of the Agreement remains in full force and effect.

4.Counterparts. This Second Amendment may be executed in separate counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

Exhibit 10.1
IN WITNESS WHEREOF, the parties have caused this Second Amendment to be duly executed as of the date first above written.

Voya Retirement Insurance and Annuity Company	Voya Investment Management Co. LLC
By: /s/ David Vincent Name: David Vincent Title: Vice President, Client Value and Guaranteed Products	By: /s/ Farhad Sean Banai Name: Farhad Sean Banai Title: Managing Director, Head of External Portfolio Management

Exhibit 10.1
EXHIBIT C
Fee Schedule

Capitalized terms not otherwise defined in this Exhibit shall have the meanings set forth in the Investment Advisory, Management and Support Services Agreement (“Agreement”).

1.Investment Management Fees
a.Investment Management Fees due pursuant to Section 8 of the Agreement for group annuity contracts issued by the Company that utilize the Accounts listed in this Agreement (“Stabilizer Contracts”) shall be calculated from and after the Effective Date as follows:

With respect to all of the separate accounts listed on Exhibit A, the fees due pursuant to Section 8 of the Agreement will be calculated monthly and payable on a calendar quarter basis in arrears in accordance with the following formula:

Quarterly Fee = sum of the Monthly Fees for each calendar quarter, where
Monthly Fee = (Applicable Fee) x (Total Mean Assets) x (Applicable Percentage)

For purposes of the foregoing formula:

Applicable Fee means an amount not to exceed 0.15%, as agreed upon by the Company and the Adviser.

Exceptions to the above Applicable Fee may be agreed upon from time to time by the Company and the Adviser and as of the Effective Date exceptions are in effect for the following plan:

Plans	Fee
Prudential Bank & Trust, FSB, as Directed Trustee for the CIGNA 401(k) Plan	0.18%

Total Mean Assets means the average account balance for any month and shall be determined by (i) adding the aggregate current month-end and the aggregate prior month-end market values maintained for each customer participating in a separate account covered by this item 1(a), and (ii) dividing the resulting sum by 2.

Applicable Percentage means the percentage of the calendar year applicable to the calendar quarter in which the formula is calculated. Such percentage shall be determined by dividing the number of days in such calendar quarter by 365, or 366 if a leap year.

b. In the event that the Effective Date occurs on a date that is not the first day of a calendar quarter, then the Quarterly Fee shall be prorated from and after the Effective Date to the last day of such calendar quarter.

c. Not later than ten (10) business days following the end of each quarterly period from and after the Effective Date, the Company will deliver to the Adviser the calculation of the Investment Management Fees, which states the Quarterly Fee due with respect to such quarterly period.

Exhibit 10.1

d. The Quarterly Fee for each calendar quarter period from and after the Effective Date will be paid by the Company within ten (10) business days following the end of each quarterly period from and after the Effective Date.

2. Arm’s Length Pricing (“ALP”) Fees for Stabilizer Contracts

a.Adviser provides services for the ALP Fees as set forth in Exhibit C for Stabilizer Contracts.

b.The Company will reimburse the Adviser for ALP fees, calculated monthly and payable on a calendar quarter basis in arrears in accordance with the following formula:

ALP Fee = (Applicable ALP Fee) x (Stable Value Assets) x (Applicable Percentage)

Applicable ALP Fee means an amount not to exceed .007% basis points.

Stable Value Assets means the total book value of all Stabilizer Contracts as of the applicable measurement date.

Applicable Percentage means the percentage of the calendar year applicable to the calendar quarter in which the formula is calculated. Such percentage shall be determined by dividing the number of days in such calendar quarter by 365, or 366 if a leap year.

c. On an annual basis, the Parties agree to review the ALP Fee and make adjustments as necessary. Any amendments to the ALP Fees will be made in accordance with this Agreement.

d. In the event that the Effective Date occurs on a date that is not the first day of a calendar quarter, then the Quarterly Fee shall be prorated from and after the Effective Date to the last day of such calendar quarter.

e. Not later than ten (10) business days following the end of each quarterly period from and after the Effective Date, the Company will send the Adviser the breakdown of the ALP Fees, which states the Quarterly Fee due with respect to such quarterly period.

f. The Quarterly Fee for each calendar quarter period from and after the Effective Date will be paid by the Company within ten (10) business days the end of each quarterly period from and after the Effective Date.

Exhibit 10.1
Exhibit C-1 – ALP Services for Stabilizer Contracts

Service	Service Description
Client Service Support
•Liaison to various Adviser’s departments for Stabilizer client related inquiries
•Creation of quarterly portfolio reports and meeting books
•Creation and/or distribution of monthly reports as mutually agreed and stored to shared directory
•Quarterly Regulation 128 and regulatory reporting
•Participate in launch of new Stabilizer funds
•Assist in completion of quarterly client/consultant templates as mutually agreed upon.

Application Support	•Application support •Application development for minor enhancements •Ongoing maintenance and upgrades •Infrastructure costs for four (4) servers
Business Support
•Oversee transfer agent batch processes and income allocation routines
•Adviser will continue monitoring the bank account used to record the Company’s investment fee payments and mark the fee invoices in fee billing system as paid
•Adviser will liaise between the transfer agent and the Company for investigations or resolutions
•Coordinate on-boarding/off-boarding functions including requests for in-kind transfers at the transfer agent
•Fee billing system will calculate investment management fees for Retirement Services. Oversight of the fund deduction process to client accounts in transfer agent system will be performed by Advise
•Ensure client balances loaded to fee billing system are accurate

Accounting Support
•GAAP Financial Statements
•ABS and ASC820 Tier Level Reporting
•NY Liquidity Survey
•AVR Reporting
•Support valuation for non-Adviser managed funds
•Monthly STAT accounting reconciliation
•S&P Survey
•Alt A/Subprime footnote
•Federal Reserve Foreign Holdings filing